CTE Investor Relations 100 CTE Drive Dallas, PA 18612-9774

INVESTOR NEWS

Contact:	David G. Weselcouch
Senior Vice President – Investor Relations
and Corporate Communications
(570) 631-2807

CTE Reports 2004 First Quarter Results

CTE Reports First Quarter Diluted Earnings Per Share of $0.65

CTE Achieves 2% Consolidated Switched Access Line Growth;
1% Consolidated Revenue Growth; 3% Consolidated Operating Income Growth; and,
Record 36% DSL Subscriber Growth

Michael J. Mahoney, CTE president and CEO, will host a conference call and simultaneous webcast at 9:00 a.m. (EDT) this morning. Mr. Mahoney will review CTE’s 2004 first quarter results, and update 2004 guidance. The call is expected to last approximately 30 minutes. To access today’s conference call, please call 1-800-374-0705. The conference call passcode is 6802395. The simultaneous webcast can be accessed via the Internet at www.ct-enterprises.com. The conference call will be archived and available for replay for 48 hours following the call. To access the replay, please call 1-800-642-1687, passcode 6802395. The webcast will also be available for replay for 48 hours at www.ct-enterprises.com.

Dallas, PA – May 6, 2004 – Commonwealth Telephone Enterprises, Inc. (“CTE”) [NASDAQ: CTCO], today announced financial results for the 2004 first quarter.

Note: As communicated in CTE’s Annual Report on Form 10-K for fiscal year 2003, CTE has changed its segment reporting. The Commonwealth Telephone Company (“CT”) segment now includes the results of Commonwealth Long Distance Company ("CLD"), a reseller of long-distance services, and the portion of Jack Flash® ("Jack Flash"), the digital subscriber line ("DSL") product offering in CT's franchise area. “Other” includes Commonwealth Communications ("CC"), a provider of telecommunications equipment and facilities management services; epix® Internet Services ("epix"), which provides dial-up Internet services; and our corporate entity. The 2003 Form 10-K includes three years of historical annual segment data revised to reflect this change. The accompanying tables to this Earnings Release include

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2003 quarterly segment data reflecting this change for comparison purposes. In addition, a condensed consolidated Statement of Cash Flows for the three months ended March 31, 2004, and March 31, 2003, is included in the accompanying tables and will be included on an ongoing basis.

CTE Consolidated Results

For the 2004 first quarter, CTE reported diluted earnings per share (“EPS”) of $0.65, versus reported diluted EPS of $1.20 in the 2003 first quarter. CTE’s 2003 first quarter reported results included an after-tax gain of $13.2 million, or $0.56 per diluted share, in connection with the previously announced adoption of new accounting rules on asset retirement obligations under SFAS 143 (Statement of Financial Accounting Standards No. 143), which became effective on January 1, 2003. Excluding this gain, CTE’s 2003 first quarter net income was $15.0 million, reflecting diluted EPS of $0.64.

CTE ended the 2004 first quarter with a total of 477,980 switched access lines installed, reflecting an increase of 9,395 switched access lines installed in the past 12 months, or a growth rate of 2%.

CTE’s consolidated revenues in the 2004 first quarter were $84.4 million, a growth rate of 1% versus the 2003 first quarter. The 2003 first quarter revenues, which were $83.2 million, included approximately $2.0 million of access revenues that are not reflected in the 2004 first quarter due to the percent local usage (“PLU”) issue relating to Verizon Communications Inc., that was discussed in CTE’s 2003 third quarter Form 10-Q.

CTE’s consolidated operating income in the 2004 first quarter was $26.4 million, versus $25.7 million in last year’s first quarter. The 2003 first quarter reflected roughly $2.0 million of operating income that is not reflected in the 2004 first quarter due to the PLU issue mentioned above.

For the 2004 first quarter, CTE reported net income of $14.6 million, versus reported net income of $28.2 million in the 2003 first quarter, which included $13.2 million, or $0.56 per diluted share, in connection with the aforementioned adoption of SFAS 143.

Consolidated capital expenditures (“CAPEX”) were $9.3 million in the 2004 first quarter, versus CAPEX of $7.4 million in the year ago quarter. The increased CAPEX versus last year’s first quarter is primarily attributed to additional network modernization and efficiency improvement activity at CT, and additional growth and network modernization activity at CTSI.

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The table below sets forth highlights of CTE’s 2004 first quarter consolidated results, versus the 2003 first quarter:

	2004 First Quarter	2003 First Quarter	% Change Inc./(Dec.)

Total Access Lines	477,980	468,585	2%
Revenues	$84.4M	$83.2M	1%
Operating Income	$26.4M	$25.7M	3%
Depreciation and Amortization	$17.6M	$17.6M	-
CAPEX	$ 9.3M	$ 7.4M	26%
Reported EPS	$0.65	$1.20*	(46%)

* Includes an after-tax gain of $13.2 million, or $0.56 per diluted share, which was recorded in the 2003 first quarter in connection with the previously announced adoption of new accounting rules on asset retirement obligations under SFAS 143 (Statement of Financial Accounting Standards No. 143), effective January 1, 2003. Excluding this gain, 2003 first quarter diluted EPS would have been $0.64.

“We are off to a solid start in 2004,” said Michael J. Mahoney, CTE’s president and chief executive officer. “Our consolidated access line growth was 2%, and we achieved reported consolidated revenue growth of 1%, despite absorbing the loss of $2.0 million of revenues related to the PLU issue and mandated access rate reductions at CTSI. We grew our operating income by 3% versus last year’s first quarter, primarily on the strength of high-margin access revenue growth at Commonwealth Telephone Company, as well as diligent cost control across all of our operations.”

Initial $100 Million of Authorized Stock Repurchases Substantially Completed

CTE announced on April 12, 2004, that it had substantially completed the initial $100 million of authorized common stock repurchases in connection with its previously announced $150 million total Board authorized common stock repurchase program. Since the stock repurchase program began last November, CTE has repurchased 2,589,010 common shares in open market and block transactions at an average all-in cost of approximately $38.30 per share, or just over $99 million. Nearly all of these share repurchases were settled on or before March 31, 2004.

Repurchased shares have been placed in Treasury and may be used for the Company’s employee benefit plans or for other general corporate purposes. No time limit has been set for the completion of the remaining $50 million of authorized common stock repurchases. The remaining authorized repurchases will be executed at CTE’s discretion, based on ongoing assessments of the Company’s capital needs and the market value of CTE’s common stock.

Commonwealth Telephone Company (“CT”) Results

CT had a total of 337,577 switched access lines installed at the end of the 2004 first quarter – down slightly from the 338,003 switched access lines installed at the end of last year’s first quarter. CT’s residential additional line penetration was 38% at the end of the quarter. CT’s business line growth in the 2004 first quarter was 3% versus the 2003 first quarter.

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CT’s 2004 first quarter revenues grew 5% to $57.5 million, versus revenues of $54.7 million in the 2003 first quarter. CT’s first quarter revenue growth was primarily driven by increased access revenues – which resulted from both an increase in access minutes of use, and a favorable change in the NECA (National Exchange Carrier Association) average schedule settlement formula that took effect in July 2003. CT’s revenue growth in the first quarter was also driven by increased toll revenues, strong DSL revenue growth, and a 6% increase in enhanced services revenues.

CT’s 2004 first quarter operating income was $26.4 million, a 12% increase over last year. This solid growth in operating income was primarily driven by growth in high-margin access revenues, and continued focus on cost control.

CT’s 2004 first quarter CAPEX were $5.1 million, versus $3.7 million in the 2003 first quarter. The increased CAPEX in the first quarter versus last year resulted primarily from increased network modernization and efficiency improvement activity versus last year’s first quarter.

CTSI, LLC (“CTSI”)

During the 2004 first quarter, CTSI installed 1,736 net access lines, ending the quarter with 140,403 net access lines installed – a growth rate of 8% versus the 2003 first quarter. At the end of the 2004 first quarter, 98% of CTSI’s access lines were “on-switch,” and 53% were “on-net” (defined as 100% on CTSI’s owned network). CTSI’s business/residential line split at the end of the 2004 first quarter was 91%/9%.

CTSI’s 2004 first quarter revenues were $20.6 million, versus revenues of $21.5 million in the 2003 first quarter. CTSI’s 2003 first quarter revenues included approximately $2.0 million of access revenues, which are not included in the 2004 first quarter revenues due to the PLU issue. CTSI’s 2004 first quarter revenues also reflect FCC (Federal Communications Commission) mandated access rate reductions that went into effect in June 2003.

CTSI’s operating income in the 2004 first quarter was $1.7 million, versus operating income of $3.2 million in the 2003 first quarter. The year-over-prior-year-same-quarter decrease in operating income results primarily from the effect of the PLU issue, as well as other access revenue reductions resulting from the FCC mandated changes to access rates mentioned above.

CTSI’s 2004 first quarter capital expenditures were $4.0 million, versus $3.1 million in the year ago quarter. The increased CAPEX in the first quarter versus last year was primarily due to growth and increased network modernization activity.

Jack Flash® DSL

In the 2004 first quarter, CTE’s DSL (digital subscriber line) product, Jack Flash®, installed a record 1,299 net new DSL subscribers, a growth rate of 36% versus last year’s first quarter. Jack

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Flash® had a total of 14,289 installed DSL subscribers at the end of the 2004 first quarter. Jack Flash® is marketed in CTE’s CT and CTSI geographies. Jack Flash® utilizes DSL technology to provide broadband connectivity over standard telephone lines at speeds over 50 times faster than today’s traditional dial-up modems.

2004 Guidance Outlined

The table below sets forth CTE’s consolidated 2004 full year guidance, which Mr. Mahoney will discuss on this morning’s conference call and webcast:

	Item	Previously Communicated 2004 Full Year Guidance	Updated 2004 Full Year Guidance*

Consolidated CTE	Access Line Growth	2% - 3%	Unchanged
	Revenue Growth	0% - (1%)	Unchanged
	Operating Income	$93M - $94M	$97M - $98M
	Depreciation and Amortization	$73M - $74M	$71M - $72M
	Effective Tax Rate	38%	Unchanged
	Diluted EPS – 2Q04	n/a	$0.64 - $0.65
	Diluted EPS – FY04	$2.36 - $2.39	$2.55 - $2.57
	CAPEX	$50M - $52M	$48M - $50M

* Does not reflect the remaining authorized $50 million of stock repurchases.

“I am pleased to be in a position to raise our earnings guidance for the full year,” said Mahoney. “Our solid first quarter financial performance, coupled with the accretive effect of our stock repurchases, has led us to increase our 2004 reported diluted EPS guidance to a range of $2.55 to $2.57 per share, from our prior reported diluted EPS guidance of $2.36 to $2.39.”

About CTE

Headquartered in Dallas, PA, Commonwealth Telephone Enterprises, Inc., serves a growing base of business and residential customers with the full array of technologically advanced data and voice telecommunications products and services, including broadband data services and high-speed Internet access, delivered over its 100% digitally switched, fiber-rich network.

CTE’s primary operating segments are: Commonwealth Telephone Company (“CT”), the nation’s seventh largest publicly held independent local exchange carrier, which has been operating in various rural Pennsylvania markets since 1897; and, CTSI, LLC (“CTSI”), a local exchange carrier operating in competitive markets outside CT’s territory, that formally commenced operations in 1997. Jack Flash®, a broadband data service that uses DSL technology to offer high-speed Internet access and digital connectivity solutions, is offered throughout CTE’s service territories. CTE’s support businesses include epix® Internet Services (www.epix.net), one of the Northeast’s largest rural Internet Service Providers (“ISPs”), and Commonwealth Communications, a provider of telecommunications equipment and facilities management services.

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A web site featuring current information regarding Commonwealth Telephone Enterprises, Inc., can be found on the Internet at www.ct-enterprises.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release is forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect expected results in the future and cause them to be different from those expressed in any forward-looking statements made by, or on behalf of, the Company. These risks and uncertainties include, but are not limited to, uncertainties related to the Company’s ability to further penetrate its markets and the related costs of that effort, economic conditions, acquisitions and divestitures, government and regulatory policies, the pricing and availability of equipment, materials and inventories, technological developments, reductions in rates or traffic that is subject to access charges, changes in the competitive environment in which the Company operates and receipt of necessary approvals.

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COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Dollars in Thousands except Per Share Amounts)
(GAAP)

	THREE MONTHS ENDED MARCH 31, 2004				THREE MONTHS ENDED MARCH 31, 2003

	CT	CTSI	OTHER	TOTAL	CT	CTSI	OTHER	TOTAL
Sales	$57,516	$20,552	$6,312	$84,380	$54,721	$21,495	$6,942	$83,158
Costs & Expenses (excluding other operating
expenses)	19,464	13,804	7,119	40,387	19,556	13,284	6,987	39,827

Depreciation & Amortization	11,693	5,089	825	17,607	11,688	5,060	879	17,627

Operating Income (Loss)	26,359	1,659	(1,632)	26,386	23,477	3,151	(924)	25,704

Interest and Dividend Income				1,076				706
Interest Expense				(4,487)				(2,388)
Other Income, net				17				35
Equity in Income of Unconsolidated Entities				235				231

Income before Income Taxes and
Cumulative Effect of Accounting Change				23,227				24,288

Provision for Income Taxes				8,662				9,334

Income before Cumulative
Effect of Accounting Change				14,565				14,954
Cumulative Effect of Accounting Change,
Net of Tax				-				13,230

Net Income				$14,565				$28,184

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COMMONWEALTH TELEPHONE ENTERPRISES, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (GAAP)

	THREE MONTHS ENDED MARCH 31,

	2004	2003

Basic Earnings per
Average Common Share:

Income before Cumulative Effect of Accounting Change	$0.66	$0.64
Cumulative Effect of Accounting Change, Net of Tax	$0.00	$0.56

Net Income	$0.66	$1.20

Weighted Average Common Shares Outstanding	22,142,626	23,436,706

Diluted Earnings per
Average Common Share:

Income before Cumulative Effect of Accounting Change	$0.65	$0.64
Cumulative Effect of Accounting Change, Net of Tax	$0.00	$0.56

Net Income	$0.65	$1.20

Weighted Average Common Shares and
Common Stock Equivalents Outstanding	22,304,350	23,577,898

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COMMONWEALTH TELEPHONE ENTERPRISES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (Dollars in Thousands)

	MARCH 31, 2004	DECEMBER 31, 2003

ASSETS
CURRENT ASSETS:
Cash and Temporary Cash Investments	$303,499	$336,035
Accounts Receivable and Unbilled Revenues, net of Allowance
for Doubtful Accounts of $2,432 in 2004 and $2,329 in 2003	45,694	50,240
Other Current Assets	15,145	9,387
Deferred Income Taxes	15,755	17,016

Total Current Assets	380,093	412,678

PROPERTY PLANT AND EQUIPMENT (NET OF ACCUMULATED
DEPRECIATION OF $467,158 IN 2004 AND $452,989 IN 2003)	402,040	410,485
INVESTMENTS	9,746	10,204
DEFERRED CHARGES AND OTHER ASSETS	17,704	18,286

TOTAL ASSETS	$809,583	$851,653

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COMMONWEALTH TELEPHONE ENTERPRISES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (Dollars in Thousands)

	MARCH 31, 2004	DECEMBER 31, 2003

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:

Notes Payable	$65,000	$65,000

Capital Lease Obligation	745	777

Current Maturities of Long Term Debt	5,623	5,623

Accounts Payable	26,726	29,135

Advance Billings and Customer Deposits	5,423	5,212

Accrued Expenses	49,650	54,331

Accrued Restructuring Expenses	715	812

Total Current Liabilities	153,882	160,890

LONG TERM DEBT	322,493	323,898

CAPITAL LEASE OBLIGATION	901	1,082

DEFERRED INCOME TAXES	81,645	79,876

OTHER LONG TERM LIABILITIES	23,210	23,178

COMMON SHAREHOLDERS' EQUITY:

Common Stock	24,093	24,014

Additional Paid-in Capital	275,299	267,076

Deferred Compensation	(12,208)	(6,451)

Other Comprehensive Loss	(2,257)	(2,490)

Retained Earnings	39,465	24,900
Treasury Stock at Cost, 2,540,590 shares at March 31, 2004
and 1,207,016 at December 31, 2003	(96,940)	(44,320)

Total Common Shareholders' Equity	227,452	262,729

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$809,583	$851,653

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COMMONWEALTH TELEPHONE ENTERPRISES, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (Dollars in Thousands) (GAAP)
	THREE MONTHS ENDED MARCH 31,

	2004	2003

NET CASH PROVIDED BY OPERATING ACTIVITIES	$28,246	$25,561
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Property, Plant & Equipment	(9,323)	(7,381)
Other	1,027	753

Net Cash Used in Investing Activities	(8,296)	(6,628)

CASH FLOWS FROM FINANCING ACTIVITIES:
Redemption of Long-Term Debt	(1,406)	(2,252)
Proceeds from Exercise of Stock Options	1,949	1,471
Capital Lease Payments	(213)	(33)
Stock Repurchases	(52,816)	--

Net Cash Used in Financing Activities	(52,486)	(814)

Net (Decrease)/Increase in Cash and Temporary Cash Investments	(32,536)	18,119

Cash and Temporary Cash Investments at Beginning of Period	336,035	34,935

Cash and Temporary Cash Investments at End of Period	$303,499	$53,054

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COMMONWEALTH TELEPHONE ENTERPRISES, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (Dollars in Thousands) (GAAP)

	THREE MONTHS ENDED JUNE 30, 2003				THREE MONTHS ENDED SEPTEMBER 30, 2003				THREE MONTHS ENDED DECEMBER 31, 2003

	CT	CTSI	OTHER	TOTAL	CT	CTSI	OTHER	TOTAL	CT	CTSI	OTHER	TOTAL

Sales	$54,206	$21,474	$7,321	$83,001	$57,565	$21,702	$5,694	$84,961	$57,335	$20,665	$6,602	$84,602
Costs & Expenses (excluding other operating
expenses itemized below)	19,293	13,827	7,205	40,325	20,058	14,444	6,016	40,518	20,823	14,055	7,292	42,170

Depreciation & Amortization	11,523	5,109	877	17,509	11,786	5,225	869	17,880	11,947	5,354	820	18,121

Restructuring Reversals	--	--	--	--	--	--	--	--	--	(1,636)	--	(1,636)

Operating Income (Loss)	23,390	2,538	(761)	25,167	25,721	2,033	(1,191)	26,563	24,565	2,892	(1,510)	25,947

Interest and Dividend Income				474				1,006				1,186
Interest Expense				(2,208)				(4,429)				(4,535)
Other Income (Expense), net				(1,193)				45				229
Equity in Income of Unconsolidated Entities				1,423				201				843

Income before Income Taxes and
Cumulative Effect of Accounting Change				23,663				23,386				23,670

Provision for Income Taxes				8,449				8,723				8,866

Net Income				$15,214				$14,663				$14,804

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